UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 21, 2011

STANDARD GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 21, 2011, the Registrant’s Board of Directors (the “Board”) approved the amendment of its 2010 Stock Incentive Plan (the “2010 Plan”) to increase the shares reserved under the 2010 Plan from 3,000,000 to 13,500,000 shares.

The foregoing is qualified in its entirety by reference to the 2010 Plan, as amended, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K; and such exhibit is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2011, Stephen D. King resigned as the Registrant’s Chief Executive Officer. Mr. King remains a member of the Board of Directors (the “Board”). The Board authorized the immediate vesting of all options to purchase common stock of the Company held by Mr. King concurrent with his resignation as Chief Executive Officer, which includes 3,500,000 options granted to Mr. King on January 21, 2011, with an exercise price of $0.51 per share (the closing price of the Company’s common stock on the date of grant).

On January 21, 2011, the Board appointed Alfred A. Rapetti to serve as Chief Executive Officer. Mr. Rapetti has served on the Board since September 14, 2010.  Mr. Rapetti will receive a draw of $25,000 per month and entered into an option agreement with the Company dated January 21, 2011, pursuant to which he was granted the option to purchase up to an aggregate of 4,500,000 shares of the Registrant’s common stock, with an exercise price of $0.51 per share (the closing price of the Company’s common stock on the date of grant), with such options vesting over a four year period. At this time, the Registrant has not entered into an employment agreement with Mr. Rapetti.

Mr. Rapetti, age 64, has over 40 years of experience in investment banking, merchant banking, venture capital and serial entrepreneurship. Prior to his appointment as Chief Executive Officer, Mr. Rapetti served as a managing director for NewOak Capital LLC, New York from July 1, 2010 through January 2011. From 2010 through 2007, Mr. Rapetti was an independent consultant. From 2005 through 2006, Mr. Rapetti was the executive vice-chairman and owner of Avantair, Inc. From 1995 through 2004, Mr. Rapetti was with Stamford Capital Group, Inc., acquiring over $6 billion of companies over a nine year period involving some 225 transactions including Great Dane Holdings, Falcon Building Products, Sithe Energies and Clark-Sweibel. Individually as an entrepreneur, Mr. Rapetti created/owned a major leasing company in addition to starting/running the largest nuclear safety firm in the world servicing 14 U.S. nuclear utilities and four foreign governments. Mr. Rapetti has a B.S. in nuclear engineering and marine engineering from SUNY Maritime College and M.S. in nuclear engineering from New York University.

Item 9.01.   Financial Statements and Exhibits.

 (c) Exhibits

Exhibit	Description of Document
10.1	Standard Gold, Inc 2010 Stock Incentive Plan (amended as of January 21, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: January 27, 2011	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer